EXHIBIT 10.1

                             STOCK OPTION AGREEMENT
                                    BETWEEN
                                    JON NIX
                                      AND
                           FARRALD AND ARLENE BELOTE
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                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement"), dated as of March 4, 2004, is made by and between Farrald Belote and Arlene Belote ("Optionor") and Jon Nix ("Optionee").

         In consideration of ten dollars and no/100ths and other good and valuable consideration, Optionor hereby grants to the Optionee, its successors and assigns, the right to purchase and receive from Optionor up to an aggregate of 5,000,000 shares (the "Shares") of common stock of National Coal Corp. or its successors on the terms herein provided (the "Option").

         In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purposed of defining the terms and provisions of this Agreement and the Option hereby granted, Optionor and Optionee hereby agree as follows:

          1.     Terms of Exercise.
                 -----------------

     The Option granted herein may be exercised by Optionee in whole or in part at any time after June 1, 2004 and 5:00 p.m. on or before March 31, 2005 at $.20 per share. Optionee may exercise the Option from time to time by delivering to "Escrow Agent" (identified below) $.20 for each Share (the "Exercise Price") for which Optionee is exercising the Option. Payments shall be made to Optionor by bank check or wire transfer. Upon receipt by Escrow Agent of Optionee's payment, Escrow Agent shall transfer the number of Shares so purchased upon the exercise of the Option.

         2.       Purchase Schedule and Pricing Conditions.
                  ----------------------------------------

     A) Duly executed certificates representing the shares shall be held by Michael A. Littman, Escrow Agent, who shall transfer the shares purchased upon concurrent payment of the purchase price to Optionor.

     B) Optionee must purchase the shares within the time period and at exercise price as specified in paragraph 1. Failure to exercise the purchase within the time period shall cause the option to purchase the shares to be null and void.

     C) Optionee shall give 30 days written notice prior to exercise to the option in whole or in part.

         3.       Representations, Warranties, and Covenants of Optionor.
                  ------------------------------------------------------

     Optionor hereby represents and warrants, as of the date of this Agreement and as of each date upon which Optionee exercises the Option, as follows:

     A) None of the representations or warranties made by Optionor contains any untrue statement of material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

     B) Optionor owns all right, title, and interest to the Shares, and the Shares are and will be free and clear of any and all liens, claims, and encumbrances of any kind or nature.

         4.       Unregistered Securities.
                  -----------------------

     The Shares have not been registered under the Securities Act of 1933, as amended and are currently restricted shares.

         5. Notices. Any notice pursuant to this Agreement by Optionor or Optionee shall be in writing and shall be deemed to have been duly given if delivered personally with written receipt acknowledged or mailed by certified mail five days after mailing, return receipt requested:

         If to Optionee:

         Jon Nix
         319 Ebenezer Road
         Knoxville, TN 37923

         If to Optionor:

         Farrald Belote and
         Arlene Belote
         2810 Rocky Woods Dr.
         Kingwood, TX 77339

         Any party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

         6. All the covenants and provisions of this Agreement by or for the benefit of Optionee or Optionor shall bind and inure to the benefit of their respective successors and assigns hereunder.

         7.       Applicable Law.
                  --------------

     This Agreement shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said state.

         8. In the event legal action is necessary to enforce this Agreement, the prevailing party shall be entitled to an award of all its reasonable attorney's fees and costs incurred in connection with enforcement of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.


OPTIONEE:                                            OPTIONOR:


/s/Jon Nix                                  /s/Farrald Belote
--------------------------------            -------------------------------
Jon Nix                                              Farrald Belote

                                            /s/Arlene Belote
                                            -------------------------------
                                                     Arlene Belote